T. Rowe Price Realty Income Fund IV
                 America's Sales-Commission-Free Real Estate Limited Partnership Consolidated Real Estate and Accumulated
DepreciationDecember 31, 1996
                             Dollars in Thousands (000's)


      Description               Type                           Encumbrances

Properties Held for Real
  Estate Investment

Tierrasanta                        Business Park            $0
  San Diego, California

Goshen Plaza                      Retail                  0
  Montgomery City, MD

Westbrook Commons                   Retail                  0
  Westchester, Illinois

Burnham Building                   Warehouse                0
  Boca Raton, Florida

Kent Sea Park                      Business Park            0
  Kent, Washington
                                               _________

Portfolio Totals                                    $    0

                                   Initial Cost
                                                                       Costs
                                                                      Capitalized
                                               Buildings and     Subsequent to
  Description                   Land    Improvements   Acquisition(1,4)

Properties Held for Real
  Estate Investment

Tierrasanta (1)               $ 1,800     $ 3,201           $ (2,698)
  San Diego, California

Goshen Plaza                    2,540       4,495            140
  Montgomery City, MD

Westbrook Commons       1,700       3,415         631
Westchester, Illinois

Burnham Building               665       1,924                 0
  Boca Raton, Florida

Kent Sea Park                   1,470       3,415           533
  Kent, Washtington
                               _______     _______       ________

Portfolio Totals              $ 8,175     $16,450      $(1,394)

                              Gross Amounts at which Carried at Close
                                          of Period

                                             Buildings and
  Description                   Land    Improvements     Total (2)

Properties Held for Real
  Estate Investment

Tierrasanta (1)                 $ 1,038   $ 1,265           $ 2,303
  Denver, Colorado

Goshen Plaza                      2,540     4,635            7,175
  Montgomery City, MD

Westbrook Commons         1,700     4,046          5,746
  Westchester, Illinois

Burnham Building                 665    1,924                2,589
  Boca Raton, Florida

Kent Sea Park                     1,470   3,948              5,418
  Kent, Washington
                                   _______    _______            ________

Portfolio Totals                $ 7,413   $15,818       $23,231

                              Accumulated         Date of       Date
  Description              Depreciation (3,4) Construction  Acquired

Properties Held for Real
  Estate Investment

Tierrasanta (1)                 $    0         1984       05/88
  San Diego, California

Goshen Plaza                     1,029       1989       11/90
  Montgomery City, MD

Westbrook Commons           849         1982       12/90
  Westchester, Illinois

Burnham Building                364         1980       01/91
  Boca Raton, Florida

Kent Sea Park                      808         1972       08/91
  Kent, Washington
                                   _______

Portfolio Totals                $ 3,050

                                             Life on which
                                             Depreciation
                                              in Latest
                                             Statement of
                                             Operations is
  Description                                 Computed

Properties Held for Real Estate Investment

Tierrsanta (1)                               5 - 40 years
  San Diego, California

Goshen Plaza                                 5 - 40 years
  Montgomery City, MD

Westbrook Commons                            5 - 40 years
  Westchester, Illinois

Burnham Building                             5 - 40 years
  Boca Raton, Florida

Kent Sea Park                                5 - 40 years
  Kent, Washington
Notes:
(1) The Partnership recorded a provision for value impairment in connection with Tierrasanta for $730 in 1994, and an additional value impairment in 1996 of $1,099.

(2)  Reconciliation of real estate owned for Real Estate Property
Investments:

                                           1996         1995       1994

Balance at beginning of period   $26,797 $26,273     $32,830
Additions during period                      443         633         290
Property dispositions during
   period (5)                             (1,617)        --        (5,532)
Decline of Property Values            (1,099)        --       (1,315)
Reductions during period (4)         (1,293)      (109)        --
                                            _______    _______    _______

Balance at end of period          $23,231       $26,797    $26,273

(3)  Reconciliation of accumulated depreciation for Real Estate Property
          Investments:
                                             1996      1995           1994

Balance at beginning of period   $ 3,848      $ 3,171      $ 2,537
Depreciation and amortization
  expense                               745             786             873
Property dispositions during
  period (5)                                  (250)         --         (239)
Reductions during period (4)           (1,293)       (109)         --
                                             ________     _______   _______

Balance at end of period                $  3,050    $ 3,848      $ 3,171

(4) Reductions during 1996 reflect the offset of accumulated depreciation in establishing the new cost basis of Tierrasanta.

(5) The Partnership sold Metropolitan Industrial in 1994 and its interest in Fairchild Corporate Center in 1996.

(6) Aggregate cost of real estate owned at December 31, 1996 for Federal income tax purposes was approximately $25,156.